UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2015

SPEED COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:  (866) 377-3331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 9.01  Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into the Third Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders and Garrison Loan Agency Services, LLC acting as agent (the “Third Amendment”). The Amendment served to amend that certain Amended and Restated Credit and Guaranty Agreement entered into by and among the Company and the Lenders that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (the “Credit Agreement”). Pursuant to the Third Amendment, among other things, the Credit Agreement has been amended to modify certain terms with respect to the timing of certain payments under the Credit Agreement. Additionally, On July 2, 2015, the Company entered into a Fourth Amendment to the Credit Agreement (the “Fourth Amendment”). Pursuant to the Fourth Amendment, among other things, the Credit Agreement has been amended to: (i) remove a financial covenant requiring that the Company have a minimum amount of excess liquidity; and (ii) reduce the amount of certain interest payments scheduled to be made with respect to the quarterly periods ending on June 30, 2015 and September 30, 2015, with the amount of such reduction being added to the principal amount of the loans provided under the Credit Agreement.

The discussion herein regarding the Third Amendment and Fourth Amendment is qualified in its entirety by reference to the Third Amendment to Credit Agreement and Fourth Amendment to Credit Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1     Form of Third Amendment to Credit Agreement

10.2      Form of Fourth Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEED COMMERCE, INC.

By: /s/ Ryan F. Urness Ryan F. Urness General Counsel and Secretary
Date: July 7, 2015